                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            STEINER LEISURE LIMITED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         (STEINER LEISURE LIMITED LOGO)

                            STEINER LEISURE LIMITED

                                                                  April 30, 2001

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Steiner Leisure Limited, which will be held at the Wyndham Grand Bay Coconut Grove Hotel, 2669 South Bayshore Drive, Miami, Florida on Monday, June 4, 2001, at 1:00 p.m. local time.

     Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope. If you decide to attend the annual meeting and vote in person, you will still, of course, have that opportunity.

                                                Sincerely,

                                                /s/ Clive E. Warshaw
                                                Clive E. Warshaw
                                                Chairman of the Board

                            STEINER LEISURE LIMITED
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 4, 2001

                            ------------------------

To the Shareholders:

     The annual meeting of the shareholders of Steiner Leisure Limited (the "Company") will be held at the Wyndham Grand Bay Coconut Grove Hotel, 2669 South Bayshore Drive, Miami, Florida on June 4, 2001, at 1:00 p.m. local time for the following purposes:

          1. To elect two Class II directors, each to serve for a term of three years;

          2. To act upon a proposal to amend the Company's Amended and Restated 1996 Share Option and Incentive Plan to increase the number of common shares available for grant thereunder from 3,500,000 to 5,000,000;

          3. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and

          4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on April 25, 2001 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof.

                                            By Order of the Board of Directors

                                            Carl S. St. Philip, Jr.
                                            Secretary

April 30, 2001

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE JUNE 4, 2001 ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY RETURNED YOUR PROXY.

                            STEINER LEISURE LIMITED
                                   SUITE 104A
                                 SAFFREY SQUARE
                              NASSAU, THE BAHAMAS

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement and the accompanying proxy are being furnished to shareholders of Steiner Leisure Limited, a Bahamas international business company (the "Company"), in connection with the solicitation of proxies by the Company's board of directors ("Board of Directors") from holders of the Company's outstanding common shares, (U.S.) $.01 par value per share (the "Common Shares"), for use at the annual meeting of shareholders of the Company to be held on Friday, June 4, 2001, at the Wyndham Grand Bay Coconut Grove Hotel, 2669 South Bayshore Drive, Miami, Florida at 1:00 p.m. local time and at any adjournments or postponements thereof (the "Annual Meeting"), for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Shareholders.

     Only holders of record of Common Shares as of the close of business on April 25, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on that date, the Company had 14,763,272 Common Shares issued and outstanding. Holders of Common Shares are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each Common Share held of record as of the Record Date. Common Shares represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, shares represented by proxy will be voted "for" the election, as directors of the Company, of the two nominees named in the proxy to serve until the 2004 annual meeting of shareholders, "for" approval of the amendment to the Company's Amended and Restated 1996 Share Option and Incentive Plan (the "Option Plan") to increase the number of Common Shares available for issuance thereunder from 3,500,000 to 5,000,000, "for" ratification of the appointment of Arthur Anderson LLP as independent auditors for the Company for fiscal year 2001 and in the discretion of the proxy holders as to any other matter which may properly be presented at the Annual Meeting.

     This Proxy Statement and the accompanying proxy card are being mailed to Company shareholders on or about April 30, 2001.

     Any holder of Common Shares giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use. A proxy can be revoked (i) by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, (ii) by a duly executed proxy bearing a later date than the date of the proxy being revoked or (iii) at the Annual Meeting, if the shareholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke the proxy. All written notices of revocation of proxies should be addressed as follows: Carl S. St. Philip, Jr., Secretary, c/o Steiner Management Services, LLC, 770 South Dixie Highway, Suite 200, Coral Gables, Florida 33146.

     The holders of a majority of Common Shares issued and outstanding on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

     The affirmative vote of a plurality of the votes cast at the meeting will be required for the election of directors. Adoption of Proposals Two and Three require the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote and represented at the Annual Meeting in person or by proxy. A properly executed proxy marked "Withhold Authority" with respect to the election of one or more directors will not be voted with respect to such director or directors, although the Common Shares represented by proxy will be treated as "present" and "entitled to vote."

     For the purpose of determining the vote required for approval of Proposals Two and Three, Common Shares held by shareholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter.

     A "broker non-vote" refers to Common Shares represented in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote, and (ii) the broker or nominee does not have discretionary voting power on such matter. In the case of a broker non-vote, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The number of directors of the Company, as determined by the Board of Directors pursuant to the Company's Amended and Restated Articles of Association (the "Articles"), is six. In accordance with the Articles, the Board of Directors of the Company consists of three classes: Class I, Class II and Class III, consisting of one, two and three directors, respectively. One of the three classes is elected each year to succeed the directors or director, as the case may be, whose terms are expiring. Directors hold office until the annual meeting for the year in which their terms expire and until their successors are elected and qualified unless, prior to that date, they have resigned or otherwise left office. The Class II directors are to be elected at the Annual Meeting, the Class III directors are to be elected at the 2002 annual meeting of shareholders and the Class I director is to be elected at the 2003 annual meeting of shareholders.

     At the Annual Meeting, the Class II directors are to be elected to the board to serve until the annual meeting of shareholders to be held in 2004. The nominees for election at the Annual Meeting are presently directors of the Company. If a nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present board. The Board of Directors has no reason to believe that either nominee will be unable or unwilling to serve as a director.

     The following table sets forth the names and ages (as of the date of the Annual Meeting) of the directors, the class (and year that class stands for election) to which each director has been nominated for election or elected, the positions and offices, if any, held by each director with the Company and the year during which each became a director of the Company.

NAME                                                 AGE   POSITIONS WITH THE COMPANY     DIRECTOR SINCE
----                                                 ---   --------------------------     --------------
                     CLASS II
        DIRECTORS TO HOLD OFFICE UNTIL 2004
Charles D. Finkelstein.............................  49    Director                            1997
Jonathan D. Mariner................................  46    Director                            1997
                     CLASS III
        DIRECTORS TO HOLD OFFICE UNTIL 2002
Leonard I. Fluxman.................................  43    President and Chief Executive       1995
                                                             Officer and Director
Michele Steiner Warshaw............................  55    Executive Vice President and        1995
                                                             Director
Steven J. Preston..................................  49    Director                            1997
                      CLASS I
        DIRECTORS HOLDING OFFICE UNTIL 2003
Clive E. Warshaw...................................  59    Chairman of the Board               1995

     Charles D. Finkelstein has served as a director of the Company since February 1997. Since 1985, he served as General Counsel, Secretary and a director of Faber Coe & Gregg, Inc., which operates shops offering gifts, sundries and newspapers and other publications in airports, train stations, hotels and other venues in various parts of the United States. Mr. Finkelstein is a resident of the United States.

     Jonathan D. Mariner has served as a director of the Company since February 1997. Since October 2000, he has served as Chief Operating Officer of Charter Schools, USA, Inc. From November 1999 until September 2000, he served as Executive Vice President and Chief Financial Officer of the Florida Marlins Major League Baseball Club. He had been Senior Vice President and Chief Financial Officer, and Vice President and Chief Financial Officer since January 1999 and February 1992, respectively. From February 2000 to September 2000, he served as President of Marlins Ballpark Development, L.L.C. From February 1989 until February 1992, Mr. Mariner served as Vice President, Finance and Administration, for the Greater Miami Convention and Visitors Bureau. Mr. Mariner is a resident of the United States.

     Leonard I. Fluxman has served as President and Chief Executive Officer of the Company since January 2001, and as a director since November 1995. From January 1999 until December 2000, he served as President and Chief Operating Officer of the Company. From November 1995 through December 1998, he served as Chief Operating Officer and Chief Financial Officer of the Company. Mr. Fluxman joined the Company in June 1994, in connection with the Company's acquisition of Coiffeur Transocean (Overseas), Inc. ("CTO"). Mr. Fluxman served as CTO's Vice President - Finance from January 1990 until June 1994 and as its Chief Operating Officer from June 1994 until November 1996. Mr. Fluxman, a certified public accountant, was employed by Laventhol and Horwath from 1986 to 1989, during a portion of which period he served as a manager. Mr. Fluxman is a resident of the United States.

     Michele Steiner Warshaw has served as a director of the Company since November 1995 and served as its Senior Vice President - Development from January 1996 until March 1997, when she was named Executive Vice President of the Company. Ms. Warshaw held a variety of positions with Steiner Group Limited, the Company's predecessor, now known as STGR Limited ("Steiner Group"), from 1967 until November 1995, including assisting in the design and development of shipboard facilities and services. Ms. Warshaw is a resident of The Bahamas. Ms. Warshaw is the wife of Clive E. Warshaw.

     Steven J. Preston has served as a director of the Company since April 1997. Since March 1997, Mr. Preston has served as an independent financial consultant. Since March 1997, he has also served as Chairman of the Board of The 203 Group, L.C., an entity formed to engage in marketing and advertising services that is currently inactive. From 1974 through February 1997, Mr. Preston was with Arthur Andersen LLP ("Arthur Andersen"), including, from September 1985, as a tax partner. Since 1995, Arthur Andersen has provided tax advice to the Company and has served as the Company's independent auditors. Mr. Preston was the partner in charge of Arthur Andersen's engagement to provide tax advice to the Company prior to his departure from that firm. Mr. Preston provides consulting services to the Company from time to time. Mr. Preston is a resident of the United States.

     Clive E. Warshaw has served as Chairman of the Board of the Company since November 1995. From November 1995 to December 2000, Mr. Warshaw also served as Chief Executive Officer of the Company. Mr. Warshaw joined Steiner Group in 1982 and served as the senior officer of the Maritime Division of Steiner Group from 1987 until November 1995. Mr. Warshaw is a resident of The Bahamas. Mr. Warshaw is the husband of Michele Steiner Warshaw.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF CHARLES D. FINKELSTEIN AND JONATHAN D. MARINER AS THE CLASS II DIRECTORS.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors met eight times in 2000.

     The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee or any committee performing similar functions. The full Board of Directors is involved in the consideration and nomination of candidates to serve on the board. Both the Audit Committee and the Compensation Committee consist of the Company's outside directors, Messrs. Finkelstein, Mariner and Preston. Mr. Preston serves as Chairman of each committee.

     The Audit Committee is responsible for reviewing internal accounting controls and accounting, auditing and financial reporting matters, including the engagement of independent auditors and the review of financial statements included in the Company's Securities and Exchange Commission filings. Those duties are more fully described in the Audit Committee's charter, a copy of which is attached as Appendix A to this Proxy Statement. The report of the Audit Committee appears below under "Audit Committee Report." The Audit Committee met four times during 2000.

     The Compensation Committee is responsible for approving the compensation arrangements for executive officers and certain other officers of the Company and for establishing policies relating to that compensation. It is also responsible for administering the Option Plan. The Compensation Committee met six times during 2000.

COMPENSATION OF DIRECTORS

     Messrs. Warshaw and Fluxman and Ms. Warshaw receive no compensation for serving on the board except for reimbursement of reasonable expenses incurred in connection with their attendance at board meetings, which all directors are entitled to receive. Under the Company's Non-Employee Directors' Share Option Plan (the "Directors' Plan"), each director who is not an employee of the Company or any subsidiary of the Company (a "Non-Employee Director") receives an annual award of ten-year options to purchase 5,000 Common Shares at an exercise price per share equal to the closing price of the Common Shares on the date of grant. The option exercise price is payable either in cash or by surrender of Common Shares having a fair market value equal to the option exercise price. In addition, Mr. Preston, as Chairman of each board committee, receives an additional annual award of options to purchase 2,500 Common Shares. These options become exercisable commencing on the first anniversary of the date of grant, except that in the event of a change in control of the Company, the options are immediately exercisable. The Directors' Plan defines a "change in control" as including, among other things, (i) any change of control required to be reported on Form 8-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) the acquisition, or the acquisition of the right to vote for the election of directors, of more than 20% of the Company's outstanding voting securities by a person or group without the prior approval of the Company's Board of Directors, (iii) during any period of 24 consecutive months, individuals who, at the beginning of such period, were directors of the Company, or individuals whose nomination or election was approved by a vote of 66 2/3% of such directors or directors previously so elected or nominated, ceasing for any reason to constitute a majority of the board or (iv) any person or group owning 20% or more of the Company's outstanding voting securities commencing to solicit proxies. Each Non-Employee Director also receives $800 for each meeting of the Board of Directors attended and $400 for each committee meeting attended, except for the Chairman of the committees, who receives $600 for each committee meeting he attends. In addition, the Directors' Plan was amended in April 2000 to provide for extraordinary grants to each of the Non-Employee Directors of options to purchase 5,000 Common Shares and, in the case of Mr. Preston, options to purchase an additional 2,500 Common Shares. The exercise price of the options awarded to the directors in 2000 was $17.06 per Common Share. Awards of options under the Directors' Plan had been suspended by the Board of Directors in April 1999 as a result of the inception of a plan under which an annual retainer of $11,000 and the meeting payments described above would be paid to the Non-Employee Directors. That annual cash retainer was eliminated in 2000. Non-Employee Directors have been eligible to receive awards under the Option Plan, although no grants under that plan have been made to date to Non-Employee Directors.

                             AUDIT COMMITTEE REPORT

     The Audit Committee consists of three members, each of whom is independent of the Company as defined by National Association of Securities Dealers' listing standards.

     In March 2000, the Board of Directors adopted a charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A. The charter specifies the scope of the Audit Committee's responsibilities.

     Management has the primary responsibility for the Company's internal controls, the financial reporting process and preparation of the consolidated financial statements of the Company. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee reviewed and discussed with management and the Company's independent auditors the Company's audited consolidated financial statements for the year ending December 31, 2000. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

     The Audit Committee received from Arthur Andersen LLP the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) on (i) that firm's independence as required by the Independence Standards Board and (ii) the matters required to be communicated under generally accepted auditing standards. The Audit Committee also has discussed with Arthur Andersen LLP their independence from the Company and has considered whether the provision of non-audit services to the Company is compatible with the independence of Arthur Andersen LLP.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

MEMBERS OF THE AUDIT COMMITTEE:

         Charles D. Finkelstein
         Jonathan D. Mariner
         Steven D. Preston

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended ("Securities Act"), or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report above and the Compensation Committee Report and the Performance Graph that follows that report shall not be incorporated by reference into any such filings.

AUDIT FEES

     In connection with the December 31, 2000 audit, the Company paid Arthur Andersen approximately $132,000 for audit services.

ALL OTHER FEES

     During the fiscal year ended December 31, 2000, the Company paid Arthur Andersen approximately $170,000 for other services. Other services provided to the Company by Arthur Andersen included (i) domestic and international tax planning and consulting and the preparation of tax returns of the Company, (ii) evaluating the effects of various accounting issues and changes in professional standards and (iii) assistance with human resources matters. Arthur Andersen advised the Audit Committee that it did not believe its audit was impaired by its provision of such services, particularly in view of the relationship of the related fees to its annual revenues. As a result, Arthur Andersen confirmed that, as of December 31, 2000, it was an independent accountant with respect to the Company within the meaning of the Securities Act and the requirements of the Independence Standards Board.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning compensation for services in all capacities paid to, or earned by, the Chief Executive Officer of the Company and the four other highest paid executive officers (the "Named Executive Officers") with respect to the fiscal years ended December 31, 2000, 1999 and 1998.

                                                                                                   LONG-TERM
                                                                                                 COMPENSATION
                                                                                                    AWARDS
                                                              ANNUAL COMPENSATION(1)             -------------
                                                     -----------------------------------------    SECURITIES
                                                                                  OTHER ANNUAL    UNDERLYING      ALL OTHER
                                                             SALARY     BONUS     COMPENSATION      OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION                          YEAR     ($)        ($)          ($)           (#)(2)           ($)
---------------------------                          ----   --------   --------   ------------   -------------   ------------
Clive E. Warshaw...................................  2000   $290,000   $290,000     $158,400(4)             --      $  --
  Chairman of the Board(3)                           1999    390,000    390,000           --      63,800/4,000         --
                                                     1998    370,000    370,000           --            53,565         --
Leonard I. Fluxman.................................  2000    314,000    314,000(6)        --           500,000      5,100(7)
  President and Chief Executive Officer(5)           1999    280,667    280,667(6)        --     241,370/6,000      4,181(7)
                                                     1998    240,000    240,000(6)        --            52,110      4,800(7)
Michele Steiner Warshaw............................  2000    155,000     54,250           --                --         --
  Executive Vice President                           1999    155,000     54,250           --            25,360         --
                                                     1998    147,000     51,450           --            21,285         --
Amanda Jane Francis................................  2000    132,300    132,300           --            33,750      5,100(7)
  Senior Vice President -- Operations of Steiner     1999    126,000    126,000           --      58,990/1,000      4,181(7)
  Transocean Limited                                 1998    126,000     95,000           --            19,148      4,583(7)
Sean C. Harrington.................................  2000    139,694    139,694           --            69,750      7,287(9)
  Managing Director of Elemis Limited(8)             1999    142,224    142,224           --            35,980      4,051(9)
                                                     1998    138,763    138,763           --            20,318      4,321(9)

---------------

(1) No other annual compensation for the Named Executive Officers is reflected because the aggregate values of the perquisites and other personal benefits received by each of the Named Executive Officers for the indicated years were less than the required threshold for disclosure (the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer).
(2) Where two amounts are shown, the first represents Common Shares, the second represents shares of common stock of Steiner Education Group, Inc. (the "SEG Stock"), a wholly-owned subsidiary of the Company ("SEG"). Where applicable, the number of Common Shares reflects adjustment for the three-for-two split of the Common Shares effective on April 28, 1998.
(3) Mr. Warshaw also served as Chief Executive Officer through December 31,
    2000.
(4) Represents an allowance for travel and other expenses in connection with Mr. Warshaw's working with the Bahamas, United Kingdom and United States offices of the Company.
(5) Mr. Fluxman served as Chief Operating Officer and Chief Financial Officer of the Company through December 31, 1998 and as President and Chief Operating Officer from January 1, 1999 through December 31, 2000.
(6) Includes $30,000 deferred pursuant to a deferred compensation agreement between Mr. Fluxman and the Company.
(7) Represents the Company's contribution under its 401(k) plan.
(8) Mr. Harrington's compensation during the years in question was paid in British Pounds. All such amounts are presented in U.S. Dollars based on the average exchange rate for the year in question.
(9) Consists of Company contributions to a private pension arrangement maintained on behalf of Mr. Harrington.

OPTION GRANTS IN 2000

     The following tables set forth information regarding grants of options to purchase Common Shares during fiscal year 2000 to each of the Named Executive Officers. No share appreciation rights were granted during 2000.

                 COMMON SHARE OPTION GRANTS IN LAST FISCAL YEAR

                                                                       INDIVIDUAL GRANTS(1)
                                                         -------------------------------------------------
                                                                      PERCENT OF
                                                                         TOTAL
                                                         NUMBER OF      OPTIONS
                                                         SECURITIES     GRANTED
                                                         UNDERLYING       TO
                                                          OPTIONS      EMPLOYEES    EXERCISE                 GRANT DATE
                                                          GRANTED       IN 2000       PRICE     EXPIRATION    PRESENT
NAME                                                        (#)           (%)       ($/SHARE)      DATE       VALUE(2)
----                                                     ----------   -----------   ---------   ----------   ----------
Clive E. Warshaw.......................................        --           --       $    --           --    $       --
Leonard I. Fluxman.....................................   500,000        45.07%        13.69     12/21/10     4,180,000
Michele Steiner Warshaw................................        --           --            --           --            --
Amanda Jane Francis....................................    33,750         3.04         13.69     12/21/10       282,150
Sean C. Harrington.....................................    36,000         3.25         16.34     03/01/10       348,480
                                                           33,750         3.04         13.69     12/21/10       282,150

---------------

(1) The options were granted pursuant to the Option Plan. See "Executive Compensation -- 1996 Share Option and Incentive Plan." All of the options vest and become exercisable in equal amounts over three years and have terms of ten years.
(2) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options using the following assumptions: (i) expected volatility of 62.1% (ii) risk-free rate of return of 6.0%, (iii) dividend yield of 0.0 and (iv) exercise term of 5 years. The actual value, if any, an executive officer may realize will depend on the excess of the share price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model.

AGGREGATE OPTION EXERCISES IN 2000 AND YEAR-END 2000 OPTION VALUES

     The following table sets forth information regarding option exercises and the number and year-end value of unexercised options to purchase Common Shares held at December 31, 2000 by each of the Named Executive Officers. None of the options to purchase the SEG Stock has been exercised and none of those options was in the money at December 31, 2000.

                                                                        NUMBER OF
                                                                       SECURITIES
                                                                       UNDERLYING      VALUE OF UNEXERCISED
                                                                       UNEXERCISED         IN-THE-MONEY
                                                                       OPTIONS AT           OPTIONS AT
                                        SHARES                         FY-END (#)          FY-END($)(1)
                                      ACQUIRED ON                    ---------------   --------------------
                                       EXERCISE     VALUE REALIZED    EXERCISABLE/         EXERCISABLE/
NAME                                      (#)            ($)          UNEXERCISABLE       UNEXERCISABLE
----                                  -----------   --------------   ---------------   --------------------
Clive E. Warshaw....................      --             --           332,977/60,388           $1,981,920
Leonard I. Fluxman..................      --             --          479,148/759,028      848,708/155,000
Michele Steiner Warshaw.............      --             --            84,744/24,001              471,744
Amanda Jane Francis.................      --             --            62,883/81,640       204,088/10,463
Sean C. Harrington..................      --             --           68,067/111,759        52,796/10,463

---------------

(1) The amounts set forth represent the difference between the $14.00 per share closing price at December 31, 2000 of the Common Shares issuable upon exercise of the options and the exercise price of the options, multiplied by the applicable number of shares issuable upon exercise of the options. The numbers of underlying securities and the exercise prices of the options reflect three for two splits of the Common Shares in October 1997 and April 1998 (the "Share Splits").

EMPLOYMENT AGREEMENTS

     The Company has entered into, or is negotiating to enter into, employment agreements with the Named Executive Officers, as described below. All of the current agreements provide for, among other things: (i) the termination of the employee by the Company solely upon the occurrence of specified events relating to the employee's conduct; (ii) an agreement from the employee not to compete with the Company, not to disclose certain confidential information of the Company and not to solicit employees of the Company to leave the Company's employ; and (iii) the continuation of compensation payments to a disabled executive officer until such officer has been unable to perform the services required of him or her for an aggregate of six months in any 12 month period (180 consecutive days in Mr. Fluxman's agreement). Each agreement also provides for an automobile allowance and health insurance.

     Clive E. Warshaw. The Company has entered into a six-year employment agreement, effective as of January 1, 1996, with Clive E. Warshaw, Chairman of the Board. Mr. Warshaw also served as Chief Executive Officer of the Company through December 31, 2000, after which Leonard I. Fluxman assumed that position. The agreement, as amended, provides, with respect to 2001, for an annual base salary of not less than $240,000,which amount represents a reduction of $50,000 (and an additional $50,000 potential reduction in bonus payments, as described below). Mr. Warshaw voluntarily agreed to that reduction in light of Leonard I. Fluxman assuming the position of Chief Executive Officer from Mr. Warshaw. The employment agreement also provides for quarterly incentive bonuses based on the Company's attainment of certain targeted earnings levels up to an annual amount equal to the base salary (but not in excess of 5% of such targeted earnings). Those earnings levels are required to be approved for such purpose by the Compensation Committee. The agreement also provides for payments to be used for the purchase of a disability policy.

     Under the agreement, if, after a change in control of the Company, the employment of Mr. Warshaw is terminated, including by Mr. Warshaw as a result of a reduction in salary or other benefits, certain relocations or a determination by Mr. Warshaw that his employment changed materially adversely, he would be entitled to receive an amount equal to 2.99 times his then base salary plus any bonus then due him, and all of his share options then not yet vested would become immediately exercisable. For such purposes, a "change in control" means (i) a change in control that would be required to be reported on Form 8-K under the Exchange Act, other than a transaction arranged or approved by the Board of Directors of the Company, (ii) any person or group, with certain exceptions, becoming the beneficial owner of 25% or more of the voting power of the then outstanding securities of the Company otherwise than through a transaction arranged or approved by the Board of Directors of the Company, (iii) 25% or more of the assets of the Company being sold otherwise than through a transaction approved by the Board of Directors of the Company or (iv) during a 12-month period, any three individuals, each of whom is at the beginning of such period a member of the Company's Board of Directors and an officer of the Company or an entity controlled by the Company, ceasing to serve in such positions other than through voluntary resignation.

     Mr. Warshaw also receives an allowance for travel and other expenses in connection with Mr. Warshaw's working with the Bahamas, United Kingdom and United States offices of the Company.

     Leonard I. Fluxman. In December 2000, the Company entered into a five-year employment agreement, effective as of January 1, 2001, with Leonard I. Fluxman, President and Chief Executive Officer of the Company. Mr. Fluxman served as President and Chief Operating Officer through December 31, 2000. The agreement contained increases in Mr. Fluxman's base salary and potential bonuses as well as increased benefits compared to his prior employment agreement, which was to expire on December 31, 2000. The agreement provides for an annual base salary of not less than $390,000 per year and quarterly incentive bonuses based on the Company's attainment of certain targeted earnings levels up to an annual amount equal to the then base salary (but not in excess of 5% of such target earnings). Those earnings levels are required to be approved for such purpose by the Compensation Committee. The agreement also provides for payments to be used for the purchase of a disability insurance policy.

     The agreement also provided for a grant, in December 2000, to Mr. Fluxman of a ten-year option to purchase 387,860 Common Shares, which option vests equally over three years (except as described below) and has an exercise price equal to the market price of the Common Shares on the date of grant ($13.69 per Common Share). That option vests immediately upon (i) Mr. Fluxman's death or disability, (ii) Mr. Fluxman's retirement, (iii) termination of Mr. Fluxman's employment without cause, (iv) Mr. Fluxman's termination of his employment for Good Reason (as defined below) and (v) upon a change of control. In addition, with respect to all options granted to Mr. Fluxman on or after the date of the agreement (the "Granted Options"), the exercise price thereof and all applicable withholding taxes may be paid in cash in an amount at least equal to the par value per share, with the remainder of the purchase price and all applicable withholding taxes being borrowed from the Company at an interest rate equal to the applicable federal rate as determined under the Internal Revenue Code of 1986, as amended (the "Code"). The principal amount of any such loan is required to be repaid on the fifth anniversary of the date on which the loan is made. The agreement also gives Mr. Fluxman the right, in specified circumstances, to require the Company to file with the Securities and Exchange Commission a registration statement covering the sale of any shares purchased pursuant to any Granted Options. With respect to the SEG Options granted to Mr. Fluxman, in the event that the SEG Stock is not registered under the Exchange Act, and not publicly traded at the time of the termination of Mr. Fluxman's employment with the Company for any reason, Mr. Fluxman would have the right to require the Company to purchase any shares of SEG Stock owned by Mr. Fluxman at the time of such termination for a purchase price equal to the then value of that stock.

     In the event that Mr. Fluxman terminates the agreement after certain adverse actions by the Company or within one year after a change in control of the Company (collectively, "Good Reason"), Mr. Fluxman will be entitled to receive from the Company an amount equal to the total of (i) any then unpaid accrued base salary, (ii) the then base salary with respect to a period equal to the longer of 12 months or the remainder of the term of the agreement, (iii) any incentive bonus then payable but unpaid and (iv) an amount equal to a deemed average bonus (which is based on the actual bonus paid to Mr. Fluxman for the then preceding three years) for each full year during the remainder of the term of the agreement and a ratable portion thereof for any partial year. Alternatively, in the event of a change in control, if an amount equal to 2.99 times Mr. Fluxman's "base amount" (within the meaning of the Code) is greater than the sum of the foregoing amounts, Mr. Fluxman would be entitled to receive such greater amount.

     For the foregoing purposes, a "change in control" is deemed to occur if (i) all or substantially all of the assets of the Company are sold or otherwise disposed of or the Company is liquidated or dissolved or adopts a plan of liquidation; (ii) any transaction as a result of which a change in control would be required to be reported on Form 8-K under the Exchange Act; (iii) the acquisition of 20% or more of the Company's outstanding voting securities by a person or group; (iv) the acquisition by proxy or otherwise of the right to vote for the election of directors or for any other matter, more than 20% of the Company's outstanding securities; (v) during any period of 24 consecutive months, individuals who, at the beginning of such period, were directors of the Company, or individuals whose nomination or election was approved by a vote of 66 2/3% of such directors or directors previously so elected or nominated, ceasing for any reason to constitute at least 50% of the Board of Directors of the Company; or (vi) any person or group owning 20% or more of the Company's outstanding voting securities commences soliciting proxies.

     In addition, the agreement provides that if Mr. Fluxman is required to pay, on or following a change of control, any excise tax pursuant to the Code, or any interest or penalties with respect to such excise tax, with respect to payments he receives from the Company (the "Payments"), the Company is required to pay to or on behalf of Mr. Fluxman an additional payment (a "Gross-Up Payment") in an amount such that after payment by Mr. Fluxman of all taxes imposed on the Gross-Up Payment, Mr. Fluxman retains an amount of the Gross-Up Payment that will be equal to the excise tax imposed upon the Payments.

     The Company has also entered into a deferred compensation agreement with Mr. Fluxman, pursuant to which Mr. Fluxman may elect to defer annually a designated amount of his cash compensation. Such designated amounts are held in an account maintained by the Company, which would include earnings, if any, realized with respect to the funds in such account. All amounts in such account are the property of the Company until distributed to Mr. Fluxman upon the termination of his employment. Under an agreement between Mr. Fluxman and the Company, such amounts are invested pursuant to a life insurance policy for the benefit of Mr. Fluxman under which the Company pays the premiums and is entitled to receive an amount equal to the total of such premiums from Mr. Fluxman or out of the insurance policy's death benefit proceeds.

     Michele Steiner Warshaw and Amanda Jane Francis. The Company has entered into six-year employment agreements, effective January 1, 1996, with Michele Steiner Warshaw, Executive Vice President and Amanda Jane Francis, Senior Vice President -- Operations of Steiner Transocean Limited, a Bahamas subsidiary of the Company that conducts its shipboard operations ("Steiner Transocean"). Those agreements, as amended, provide for the payment of annual base salaries of not less than $155,000 and $138,915, respectively, plus bonuses. The bonus payable to Ms Warshaw is determined by the Compensation Committee of the Board of Directors. Ms. Francis is entitled to quarterly bonuses up to an amount equal to her then base salary based on the attainment of targeted quarterly and annual revenues by Steiner Transocean, which revenues are required to be approved for such purpose by the Compensation Committee.

     Sean C. Harrington. The Company had entered into a five-year employment agreement with Sean C. Harrington, managing director of Elemis Limited, an United Kingdom subsidiary of the Company which arranges for the production, packaging and supplying of the Company's products ("Elemis"), which expired on December 31, 2000. The Company and Mr. Harrington are currently negotiating a new employment agreement. Pending execution of that agreement, Mr. Harrington's salary for 2001 is $138,270 and he is entitled to quarterly bonuses up to that amount based on the attainment by Elemis of certain targeted earning levels, which earning levels are required to be approved for such purposes by the Compensation Committee. The above U.S. Dollar amount is based on the British Pound to the U.S. Dollar exchange rate on April 17, 2001. In addition, Mr. Harrington receives from the Company payments into a pension plan maintained on his behalf in an amount up to five percent of his base salary.

AMENDED AND RESTATED 1996 SHARE OPTION AND INCENTIVE PLAN

     Under the Option Plan, directors, officers and certain other employees of, and consultants to, the Company can be granted a variety of long term incentives, including non-qualified share options, incentive share options, share appreciation rights, exercise payment rights, grants of restricted and unrestricted shares and performance share awards. Under the Option Plan, the Compensation Committee determines, in its discretion, among other things, who will receive awards, when the awards will be granted, the type of awards to be granted, the number of shares or cash involved in each award, the time or times when any options granted will become exercisable and, subject to certain conditions, the price and duration of such options.

     As of April 17, 2001, options covering 3,443,510 of the 3,500,000 Common Shares reserved for issuance under the Option Plan had been issued, excluding options that were cancelled as a result of the termination of employment of recipients thereof. Due to the limited number of shares remaining for issuance under the Option Plan, the Board of Directors has approved, and is seeking shareholder approval at the Annual Meeting, of an amendment to the Option Plan to increase the number of Common Shares available for grant thereunder from 3,500,000 to 5,000,000. That proposed amendment and a more detailed description of the terms of the Option Plan are described below under "Proposal
2 -- Approval of an Amendment to the Company's 1996 Share Option and Incentive Plan."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is composed of three outside directors: Messrs. Finkelstein, Mariner and Preston.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for approving the compensation of the Company's executive officers and for the setting of policies relating to that compensation.

COMPENSATION PHILOSOPHY

     The Compensation Committee believes that the Company's goal of maximizing shareholder value is dependent to a significant extent on the Company's ability to attract and retain qualified executive officers. In order to do so, the Compensation Committee believes that the Company is required to offer attractive compensation packages, including competitive salaries. The Compensation Committee also believes that shareholder value is further enhanced by aligning the interests of its executive officers with the interests of its shareholders. In the opinion of the Compensation Committee, the compensation arrangements for the Company's executive officers promote such an alignment of interests by offering (i) compensation in the form of bonuses tied to specified Company performance criteria or to be awarded based on other measures of individual or Company performance and (ii) the opportunity to receive Common Shares, or options to purchase Common Shares under the Option Plan.

COMPONENTS OF COMPENSATION

     The Company's compensation program for its executive officers is designed to attract, motivate, reward and retain personnel capable of making significant contributions to the long-term success of the Company. The program consists of four components -- salary, bonuses, awards under the Option Plan and various employee benefits (including automobile allowances as well as medical and life insurance and, for Mr. Fluxman, Ms. Francis, Glenn J. Fusfield, the Company's Chief Operating Officer, and Carl S. St. Philip, Jr., the Company's Vice President and Chief Financial Officer, who are based in the United States, 401(k) plan benefits generally available to the United States employees of the Company). The program places a significant percentage of the Company's most senior executive officers' compensation at risk, rewarding the executives if the performance of the Company warrants and, accordingly, encouraging the building of shareholder value.

     The compensation payable to the executive officers of the Company is based, generally, on the Company's employment agreements with its executive officers (collectively, the "Employment Agreements" and, individually, an "Employment Agreement"), which, with respect to the Named Executive Officers, are described above under "Executive Compensation -- Employment Agreements." The Employment Agreements, other than those with Messrs. Fusfield and St. Philip, were initially entered into prior to the Company's initial public offering in November 1996 and prior to the time that the Company's Board of Directors included outside directors, and have been amended (or new agreements entered into) since then to increase the amounts and benefits payable thereunder and, in certain instances, to change the requirements for receipt of bonuses. The base salaries set forth in each of the employment agreements, as so amended, may not be reduced by the Compensation Committee.

     In determining amounts of compensation, the Compensation Committee has considered compensation practices of other publicly traded entities and the advice of independent compensation consultants. Those sources, as well as internally generated information, are evaluated by the Compensation Committee in establishing and approving executive compensation. The Compensation Committee strives to strike an appropriate balance between base salary (attracting and retaining qualified personnel), bonuses (rewarding achievement of short-term critical objectives) and option awards (directly aligning long term incentives with results for shareholders). The Compensation Committee believes that these three components help to maximize shareholder value by attracting qualified personnel to the Company, and motivating executive officers to achieve the short-term, and long-term goals of the Company.

     Annual Base Salary. The employment agreements for all of the Named Executive Officers, other than Mr. Warshaw and Ms. Warshaw, reflect increases for 2000 from prior years in base salary and potential bonus payments (the award of which for Ms. Warshaw is in the discretion of the Compensation Committee). The increases were based on recommendations by the Chairman of the Board and Chief Executive Officer and President and Chief Operating Officer, except for Mr. Fluxman's base salary, the recommendation for which was made by Mr. Warshaw. The Compensation Committee believed those increases to be appropriate in view of the Company's performance during 2000, the performance of the respective executive officers and the increased responsibilities of those officers as a result of the growth of the Company.

     Annual Bonuses. For 2000, pursuant to their Employment Agreements, each of the Named Executive Officers (except for Mr. Fusfield, who joined the Company in November 2000, and Ms. Warshaw) received quarterly bonuses based on the Company's attainment of targeted levels of earnings of the Company, or a subsidiary of the Company, as the case may be, through the end of each quarter, which earnings levels were required to be approved by the Compensation Committee. The bonuses for these officers, other than Mr. St. Philip could not exceed the amount of their base salary. Mr. St. Philip's maximum bonus was limited to 50% of his base salary. For 2000, the targeted earnings represented an increase in earnings from the Company's earnings for 1999. The Company exceeded the targeted earnings in each of the four quarters of 2000 and each of these executive officers received the maximum bonus payable under his or her Employment Agreement.

     For 2000, under her Employment Agreement, Michele Steiner Warshaw, Executive Vice President, was entitled to such bonus that the Compensation Committee determined. For 2000, Ms. Warshaw received a bonus of $54,250. In approving that bonus, the Compensation Committee considered, primarily, the growth of the Company's revenues and earnings and Ms. Warshaw's performance.

     In connection with Mr. Fluxman becoming President and Chief Executive Officer of the Company, in December 2000 (effective January 1, 2001), Mr. Fluxman and the Company entered into the Employment Agreement described above. That agreement included increases in his base salary and potential bonuses as well as other increased benefits compared to his prior employment agreement. In addition, in connection with that employment agreement, Mr. Fluxman was awarded, in December 2000, ten-year options to purchase 387,860 of the Common Shares at a price of $13.69 per share. That award was in addition to the regular annual option award which Mr. Fluxman also received in December 2000, and was intended to increase Mr. Fluxman's ownership interest in the Company to correspond with his new position and increased responsibilities as Chief Executive Officer.

     Under her Employment Agreement, Amanda Jane Francis, Senior Vice
President - Operations of Steiner Transocean, is eligible for quarterly bonuses based on the attainment of targeted quarterly and annual revenues of Steiner Transocean, which revenues are required to be approved for such purpose by the Compensation Committee. For 2000, the targeted revenues represented an increase in revenues from the prior year. Steiner Transocean exceeded those targeted revenues in each of the four quarters of 2000 and Ms. Francis received the maximum bonus payable under her Employment Agreement.

     The bonus for Sean C. Harrington, Managing Director of Elemis, was based on the attainment by Elemis of targeted earnings, which were approved by the Compensation Committee. The targeted earnings for 2000 represented an increase in such earnings from the prior year. For 2000, Mr. Harrington received a bonus representing the maximum bonus for which he was eligible. The earnings upon which Mr. Harrington's bonus was based are required to be approved by the Compensation Committee for such purpose.

     Long-Term Incentive Compensation. The Option Plan was adopted in November 1996, shortly before the Company's initial public offering. The Compensation Committee makes annual grants of share options under the Option Plan to executive officers (and other employees) in amounts based on the relative salaries (which the Compensation Committee believes correspond to the relative responsibilities) of such persons and with the intention of providing additional incentives directly linked to the performance of the Company. In addition, as described below under "Proposal 2 - Approval of an Amendment to the Company's 1996 Share Option and Incentive Plan," under the Option Plan, the Compensation Committee may award to executive officers and other employees of the Company other forms of long-term incentives upon such terms and conditions as the Compensation Committee may determine. In addition to the 2000 annual grant of options, in December 2000, the Compensation Committee awarded Mr. Fluxman the additional options described above in connection with his new Employment Agreement and position as President and Chief Executive Officer of the Company, effective January 1, 2001. Mr. Warshaw and Ms. Warshaw voluntarily declined to be considered for the grant of such options during 2000.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Clive E. Warshaw, Chairman of the Board of the Company, also served as Chief Executive Officer of the Company through December 31, 2000. Pursuant to his Employment Agreement, Mr. Warshaw was paid, for 2000, a salary of $290,000 and a bonus in an equal amount. That bonus was payable quarterly upon the Company's attaining targeted levels of earnings which earnings levels were required to be approved by the Compensation Committee. The Company exceeded the targeted earnings in each of the four quarters of 2000 and Mr. Warshaw received the maximum bonus payable under his Employment Agreement.

     Mr. Warshaw's 2000 salary represented a reduction of $100,000 (and an additional $100,000 reduction in bonus payments) from 1999. Mr. Warshaw voluntarily agreed to that reduction in light of the relative increase in senior management responsibilities being undertaken in 2000 by Leonard I. Fluxman, then President and Chief Operating Officer. That increased responsibility on the part of Mr. Fluxman was also reflected in the fact that Mr. Warshaw received no options under the Option Plan during 2000.

     The Compensation Committee believes that Mr. Warshaw's incentive to build value for the Company's shareholders will not be reduced in any way due to his not receiving options during 2000 because Mr. Warshaw owns a significant number of Common Shares outside of the options he has been awarded under the Option Plan.

MEMBERS OF THE COMPENSATION COMMITTEE:

         Charles D. Finkelstein
         Jonathan D. Mariner
         Steven J. Preston

PERFORMANCE GRAPH

     The following graph compares the change in the cumulative total shareholder return on the Company's Common Shares against the cumulative total return (assuming reinvestment of dividends) of the Nasdaq Stock Market (U.S. and Foreign) Index and the Dow Jones U.S. Recreational Products and Services ("DJRPS") Index for the period beginning November 13, 1996 (the commencement date of the Company's initial public offering) and ending December 31, 1996, and for fiscal years 1997 through 2000. The Company has not paid dividends on its Common Shares. The graph assumes that $100.00 was invested on November 13, 1996 in the Common Shares at a per share price of $5.781 (which reflects adjustment for the Shares Splits) the initial public offering price, and in each of the comparative indices. The share price performance on the following graph is not necessarily indicative of future share price performance.

                        COMPARISON OF CUMULATIVE RETURN

                                    (GRAPH)

                                                                               NASDAQ STOCK MARKET
                                                 STEINER LEISURE LIMITED    (U.S. AND FOREIGN) INDEX           DJRPS INDEX
                                                 -----------------------    ------------------------           -----------
11/13/1996                                                 100                         100                         100
12/31/1996                                                 155                         103                          99
12/31/1997                                                 357                         126                         123
12/31/1998                                                 553                         173                         133
12/31/1999                                                 303                         319                         135
12/31/2000                                                 242                         192                         112

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information, as of April 17, 2001, regarding the beneficial ownership of the Common Shares (adjusted, where applicable, to reflect the Share Splits) of (i) each director and each Named Executive Officer of the Company, (ii) directors and executive officers of the Company as a group and (iii) each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Shares (based on a review of filings with the Securities and Exchange Commission). All of the individuals listed are executive officers and/or, as the case may be, directors of the Company. The address for the directors and Named Executive Officers of the Company is the address of the Company, Suite 104A, Saffrey Square, Nassau, The Bahamas. Unless otherwise indicated, the beneficial owner had sole voting and dispositive power with respect to the shares.

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL      PERCENT OF
                                                              OWNERSHIP         CLASS
NAME AND ADDRESS OF BENEFICIAL OWNER                             (#)             (%)
------------------------------------                          ----------      ----------
Clive E. Warshaw............................................  2,962,358(1)      19.6%
Leonard I. Fluxman..........................................    523,176(2)        3.4
Michele Steiner Warshaw.....................................    100,292(3)          *
Amanda Jane Francis.........................................     83,058(4)          *
Sean C. Harrington..........................................     90,112(5)          *
Charles D. Finkelstein......................................     14,776(6)          *
Jonathan D. Mariner.........................................     16,770(7)          *
Steven J. Preston...........................................     19,119(8)          *
Directors and executive officers as a group (9 persons).....  3,854,663(9)       24.1
William Blair & Company, L.L.C..............................    936,307(10)       6.3
  222 West Adams Street, Chicago, IL 60606
Scudder Kemper Investments, Inc.............................  1,473,800(11)      10.0
  345 Park Avenue, New York, NY 10154
Capital Guardian Trust & Company............................  1,163,000(12)       7.9
  1100 Santa Monica Blvd., Los Angeles, CA 90025
Lord, Abbett & Co...........................................  1,305,314           8.8
  90 Hudson Street, Jersey City, NJ 07302

---------------

   * Less than one percent
 (1) Includes 372,098 shares issuable upon exercise of currently exercisable options. Excludes 100,292 shares owned by Michele Steiner Warshaw, Mr. Warshaw's wife and the Executive Vice President of the Company, as to which Mr. Warshaw disclaims beneficial ownership.
 (2) Includes 504,868 shares issuable upon exercise of currently exercisable options.
 (3) Represents shares issuable upon exercise of currently exercisable options. Excludes 2,962,358 shares owned by Clive E. Warshaw, Ms. Warshaw's husband and the Chairman of the Board of the Company, as to which Ms. Warshaw disclaims beneficial ownership.
 (4) Includes 71,948 shares issuable upon exercise of currently exercisable options.
 (5) Represents shares issuable upon exercise of currently exercisable options.
 (6) Includes 14,626 shares issuable upon exercise of currently exercisable options.
 (7) Includes 14,520 shares issuable upon exercise of currently exercisable options.
 (8) Includes 18,563 shares issuable upon exercise of currently exercisable options.
 (9) Includes 1,232,029 shares issuable upon exercise of currently exercisable options.
(10) According to a Schedule 13G filed on February 14, 2001 by William Blair & Company, L.L.C. ("William Blair"), William Blair has sole voting power with respect to 246,511 shares and sole dispositive power with respect to 936,307 shares.
(11) According to a Schedule 13G filed on February 12, 2001 by Scudder Kemper Investments, Inc., ("Scudder"), Scudder has sole voting power with respect to 856,600 shares, shared voting power with respect to 43,500 shares and sole dispositive power with respect to 1,473,800 shares.
(12) According to a Schedule 13G filed by Capital Guardian Trust Company ("Capital Guardian") and Capital Group International, Inc., Capital Guardian has sole voting power with respect to 955,600 shares and sole dispositive power with respect to 1,163,000 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the directors and certain officers of the Company, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Such persons are required to furnish the Company with copies of all Section 16(a) reports they file.

     Based upon a review of such forms furnished to the Company and upon representations from certain persons subject to the reporting requirements of
Section 16(a), the Company is not aware of any person who did not timely file reports required by Section 16(a) of the Exchange Act during 2000.

                              CERTAIN TRANSACTIONS

UNITED KINGDOM LEASE

     Effective June 24, 2000, the Company's Elemis Limited subsidiary ("Elemis") entered into a 20-year lease with Harrow Weald Limited ("HWL") whereby Elemis leases approximately 13,500 square feet of space in the London borough of Harrow used for the operations of Elemis and the Company's United Kingdom training operations (the "Lease"). HWL is owned by the children of Clive E. Warshaw, Chairman of the Board of the Company, and Michele Steiner Warshaw, the Executive Vice President, and a director of the Company. Mr. Warshaw and Ms. Warshaw are husband and wife. No rent is due during the first six months of the lease. For the following five years, the annual rental will be $114,400 and, for the remainder of the term, the annual rental will be $228,800 in each case based on the British Pounds to U.S. Dollar exchange rate in effect on April 17, 2001.

     ARRANGEMENTS WITH NEAL R. HELLER AND ELIZABETH S. HELLER

     In August 1999, the Company acquired one post-secondary school (comprised of four campuses) in Florida (the "Schools") from Florida College of Natural Health, Inc. (the "Seller") for approximately $7.9 million in cash and $1.0 million in Common Shares. The acquisition agreement also provided for the payment of additional amounts to the Seller based on the performance of the Schools in each of 1999, 2000 and 2001. Based on that performance, for 2000, the Company has paid $715,000 to the Seller.

     Neal R. Heller and Elizabeth S. Heller, formerly husband and wife, each owns (and owned at the time of the acquisition) 34.5% of the issued and outstanding common stock of the Seller. As a result of the Company's acquisition of the Schools, Mr. Heller became the President and Chief Executive Officer of SEG and Ms. Heller became Vice President of FCNH, Inc., a wholly-owned subsidiary of SEG. The employment of Mr. Heller and Ms. Heller with these entities terminated as of March 31, 2001. Effective April 1, 2001, each of Mr. Heller and Ms. Heller entered into a two-year consulting agreement with the Company providing for annual payments of $75,000 and $130,000 to Mr. Heller and Ms. Heller, respectively.

COMPENSATION OF ROBERT SCHAVEREIN

     Since November 1999, Robert Schaverein has been the Managing Director of Steiner Training Limited ("Training"), a United Kingdom subsidiary of the Company responsible for the training of shipboard employees. Mr. Schaverein is the son-in-law of Clive E. Warshaw and Michele Steiner Warshaw. Mr. Schaverein received compensation of approximately $71,600, a bonus of $22,730 and other benefits with an aggregate value of approximately $21,000 in 2000. In December 2000, Mr. Schaverein was granted options to purchase 20,750 of the Common Shares at an exercise price of $13.69 per share. For 2001, Mr. Schaverein will receive a salary of approximately $95,810 plus a car allowance and certain other benefits with an aggregate value of approximately $21,000. In addition, he will be entitled to receive a bonus of up to approximately $28,600 if all of the budgeted targets of Training and the budgeted revenues of Steiner Transocean are met.

The compensation amount for 2000 is based on the average British Pound to U.S. Dollar exchange rate for 2000. The compensation amount for 2001 is based on the British Pound to U.S. Dollar exchange rate on April 17, 2001. The compensation payable to Mr. Schaverein (including the targets upon which his bonus is based) is required to be approved by the Compensation Committee.

            PROPOSAL 2 -- APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1996 SHARE OPTION AND INCENTIVE PLAN

INTRODUCTION

     On April 25, 2001, the Board of Directors of the Company unanimously approved, subject to shareholder approval, an amendment to the Option Plan to increase the number of Common Shares that may be issued under the Option Plan from 3,500,000 to 5,000,000 (the "Plan Amendment"). The Board of Directors recommends that the shareholders approve the Plan Amendment.

     The Option Plan was adopted in November 1996, prior to the Company's initial public offering, by the Board of Directors and shareholders of the Company. The Option Plan was amended in June 1999 to increase the number of shares available for a grant under the Option Plan from 1,620,000 to 3,500,000. Under the Option Plan the Participants (as defined below) can be granted a variety of long term incentives, including non-qualified share options, incentive share options, share appreciation rights, exercise payment rights, grants of restricted and unrestricted shares and performance share awards. The recipients and the types, amounts and terms of awards made under the Option Plan are determined by, and the Option Plan is administered by the Compensation Committee of the Board of Directors of the Company. The Compensation Committee consists solely of non-employee directors of the Company.

     The Option Plan plays an important role in the Company's efforts to attract and retain executive officers and other employees of outstanding ability and to align the interests of employees with those of the shareholders of the Company.

     A total of 3,500,000 Common Shares are available for grant under the Option Plan. As of the date hereof, the only awards issued under the Option Plan have been share options to purchase a total of 3,443,510 Common Shares, excluding options that were cancelled as a result of the termination of employment of the recipients thereof.

     As of April 17, 2001, approximately 609 employees of the Company were eligible to receive grants under the Option Plan.

PURPOSE OF PLAN AMENDMENT

     The Board believes that it is in the best interests of the Company to increase the number of Common Shares that may be granted under the Option Plan so that the Company would be able to continue to (i) reward and motivate executive officers and other officers and other employees eligible to receive awards under the Option Plan with compensation in a form allowing them to participate in the growth of the Company and (ii) enhance the ability of the Company to attract highly qualified individuals for positions with the Company.

     The Option Plan is summarized below. This summary is qualified by the terms of the Option Plan, a copy of which, including the proposed Plan Amendment, is attached to this Proxy Statement as Appendix B.

SUMMARY OF THE OPTION PLAN

     Persons eligible to participate in the Option Plan ("Participants") are required to be (i) employees of the Company or a subsidiary of the Company serving in managerial, administrative or professional positions, (ii) directors of the Company or (iii) consultants to the Company or a subsidiary of the Company. As of the date hereof, no awards have been made under the Option Plan to any person in such person's capacity as a director of the Company.

     The types of awards that may be made under the Option Plan are described below. As of the date of this Proxy Statement, the only type of awards that have been granted under the Option Plan have been share options.

     Share Options.  Share options granted under the Option Plan may be either
(i) options intended to qualify as "incentive stock options" (hereinafter "incentive share options") under the Code, or (ii) non-qualified share options. Incentive share options may be granted under the Option Plan to employees of the Company and its subsidiaries. Non-qualified share options may be granted to consultants, directors or employees of the Company and its subsidiaries. Share options may be made to vest and become exercisable in specified installments.

     A share option by its terms shall vest in a Participant to whom it is granted and be exercisable only after the earliest of (i) such period of time as the Compensation Committee shall determine and specify in the grant, but, with respect to employees, in no event less than one year following the date of grant; (ii) the Participant's death; or (iii) a change in control (as defined in the Option Plan) of the Company.

     The exercise price of incentive share options, as determined by the Compensation Committee, may not be less than the fair market value of the Common Shares on the date of grant and the term of any such option may not exceed ten years from the date of grant. With respect to any Participant who owns shares representing more than 10% of the voting power of the outstanding capital shares of the Company, the exercise price of any incentive share option may not be less than 110% of the fair market value of such shares on the date of grant and the term of such option may not exceed five years from the date of grant. The aggregate fair market value, determined as of the date the related share option is granted, of all Common Shares with respect to which incentive share options are exercisable for the first time by a Participant in any one calendar year, under the Option Plan or any other share option plan maintained by the Company, may not exceed $100,000.

     The exercise price of non-qualified share options is determined by the Compensation Committee on the date of grant, and the term of such option may not exceed ten years from the date of grant.

     Payment of the option price may be made by certified or bank cashier's check, by tender of Common Shares then owned by the Participant or by any other means acceptable to the Compensation Committee, as reflected in the agreement relating to a particular award, and must be made within ten business days after the date of exercise. Incentive share options granted pursuant to the Option Plan are not transferable, except by will or the laws of descent and distribution in the event of death. Non-qualified share options may be subject to restrictions on transfer. With respect to Participants who are employees, during the Participant's lifetime, generally, the option may be exercised only while the Participant is in active employment with the Company or within 30 days after such employment is voluntarily terminated. With respect to non-qualified share options, however, where such employment is terminated as a result of the death, retirement or disability (as defined in the Option Plan) of the employee, or by the Company, other than for cause, or upon a change in control of the Company, the option may be exercised within three years after such death, retirement, disability or termination by the Company. Incentive share options may be exercised within one year after termination of employment as a result of death or disability and within three months after termination other than for cause.

     An option holder will have no rights as a shareholder with respect to any Common Shares covered by a share option until the option holder becomes a holder of record of such Common Shares, and shall not be entitled to any dividends or distributions or other rights in respect of such shares for which the record date is prior to the date on which the option holder becomes the holder of record thereof.

     Share Appreciation Rights. Share appreciation rights ("SARs") may be granted to Participants who have received share options under the Option Plan. A SAR entitles the recipient to receive, upon exercise thereof, the excess of the fair market value per share option over the share option exercise price of the related Common Share. The number of SARs granted to a recipient may not exceed the number of shares that the recipient may acquire upon exercise of the related share option and any unexercised SAR will terminate upon the expiration or termination of the related share option. A SAR may not be exercised by a recipient subject to Section 16 of the Exchange Act within six months after the grant of the related share option unless permitted by law. Upon exercise of a share option by a Participant, the SAR relating to the Common Share covered by such exercise shall terminate. Upon exercise of SARs, such rights and the related share options, to the extent of an equal number of Common Shares, are required to be surrendered to the Company, and such SARs and the related share options shall terminate. A SAR is only vested, exercisable and transferable during the period when the share option to which it is related is also vested, exercisable and transferable, respectively. Payment of a SAR may be made in cash, Common Shares, Restricted Shares (as defined below) or any combination thereof, as determined by the Compensation Committee. If a Participant exercises a SAR during the 60-day period commencing with such change in control, the form of payment of such SARs will be in cash if such SAR was granted more than six months prior to the date of exercise, and in Common Shares if such SAR was granted six months or less prior to the date of exercise.

     Performance Awards. Under the Option Plan, the Compensation Committee may grant performance awards entitling the Participant to receive Common Shares or other securities of the Company, cash or other property based upon the achievement of individual or Company performance goals and upon such other conditions as the Compensation Committee may determine. Performance awards may be granted subject to such restrictions as may be determined by the Compensation Committee. Unless otherwise provided in the award, an employee receiving a performance award must be an employee at the end of the performance period to receive the award unless the employee dies, reaches retirement or incurs a disability.

     Restricted Shares. Common Shares may be awarded under the Option Plan subject to such terms and conditions as the Compensation Committee may determine ("Restricted Shares"). Such terms and conditions may include, but are not limited to, the requirement of continued service with the Company, achievement of specified business objectives and other measurements of individual or business unit performance, the manner in which such Restricted Shares are held, the extent to which the holder of such Restricted Shares has rights of a shareholder and the circumstances under which such Restricted Shares shall be forfeited. A Participant is not permitted to sell, assign, transfer or pledge or otherwise encumber Restricted Shares received prior to the date on which any applicable restriction established by the Compensation Committee lapses. Upon the termination of employment of a Participant who is an employee during the period any restrictions are in effect, all Restricted Shares shall be forfeited unless otherwise provided in the grant of such Restricted Shares.

     Unrestricted Shares. The Committee may also grant shares (at no cost or for a purchase price determined by the Compensation Committee) that are free from any forfeitability restrictions.

     Exercise Payment Rights. Under the Option Plan, holders of share options may also be granted the right to receive payments relating to the purchase of shares covered by the holder's share options. Payments may be made upon the exercise of the related share option in an amount determined by the Compensation Committee, which amount may not be greater than 60% of the excess of the fair market value (as of the date of exercise) over the purchase price of the shares acquired upon the exercise of the share option. An exercise payment may take the form of cash, Common Shares, Restricted Shares or any combination thereof and may be subject to such restrictions as the Compensation Committee may determine.

     Deductions. Under the Plan, the Company has the right to (i) make deductions from any settlement of an award, including delivery or vesting of shares, or require that shares or cash, or both, be withheld from any award, in each case in an amount sufficient to satisfy withholding of any foreign, federal, state or local taxes required by law or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Compensation Committee may determine the manner in which such tax withholding is to be satisfied and may permit Common Shares to be used to satisfy required tax withholding.

     General. The Option Plan will expire in 2006, after which no awards may be granted thereunder. Except as may be required under any applicable regulatory rules, the Board of Directors has the right at any time to amend or discontinue the Option Plan without the consent of Participants or the Company's shareholders, provided that no such action may adversely affect awards previously granted without the recipient's consent.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion outlines certain United States federal income tax consequences of participation in the Option Plan. Individual circumstances may vary these results. Additionally, federal income tax laws and regulations are complex and frequently amended, and each Participant should rely on his or her own tax counsel for advice regarding the federal income tax consequences of participation in the Option Plan.

     Federal Income Tax Treatment of Incentive Share Options. A Participant will not recognize taxable income on the grant or the exercise of incentive share options (although the exercise of an incentive share option can increase a Participant's alternative minimum tax liability because the difference between the fair market value of the Common Shares acquired and the exercise price will be included in the Participant's alternative minimum taxable income). A Participant will recognize taxable income if and when the Participant disposes of the Common Shares acquired under an incentive share option. If the disposition occurs more than two years after the grant of the incentive share option and more than one year after the Common Shares are transferred to the Participant on exercise of the incentive share option (the "Incentive Share Option Holding Period"), the Participant will recognize capital gain (or loss) equal to the excess (or deficiency) of the amount realized from disposition of the Common Shares less the Participant's tax basis in the Common Shares. A Participant's tax basis in the Common Shares generally is the amount the Participant paid on exercise of the incentive share option. The capital gain (or loss) will be long-term or short-term depending on the length of time the Participant held the Common Shares.

     If Common Shares acquired under an incentive share option are disposed of before the expiration of the Incentive Share Option Holding Period (a "Disqualifying Disposition"), a Participant generally will recognize as ordinary income, in the year of the Disqualifying Disposition, an amount equal to the excess of the fair market value of the Common Shares on the date of exercise over the exercise price paid by the Participant. Any additional gain will be treated as long-term or short-term capital gain depending on the length of time the Participant held the Common Shares.

     A special rule applies to a Disqualifying Disposition of Common Shares where the amount realized on the disposition is less than the fair market value of the Common Shares on the date of exercise of the incentive share option. In that event, the Participant generally will recognize as ordinary income the difference between the amount realized on the disposition of the Common Shares and the exercise price paid by the Participant.

     The foregoing discussion assumes that the Participant exercises the incentive share option while the Participant is an employee of the Company or within three months of termination of employment. The three-month period is extended (i) to one year if the Participant terminates employment as a result of a total and permanent disability and (ii) indefinitely if the termination is caused by the Participant's death. If the Participant exercises an incentive share option outside of these time limits, the Participant's tax consequences will be the same as described for non-qualified share options.

     Federal Income Tax Treatment of Non-Qualified Share Options. A Participant will not recognize taxable income on the grant of a non-qualified share option. On the exercise of a non-qualified share option, a Participant will recognize as ordinary income an amount equal to the excess of the fair market value of the Common Shares acquired over the exercise price paid by the Participant. A Participant's tax basis in the Common Shares acquired upon the exercise of a non-qualified share option is the amount paid for the Common Shares plus any amount included in income with respect to the exercise. Any gain or loss that a Participant recognizes on a subsequent disposition of Common Shares acquired upon the exercise of a non-qualified share option generally will be long-term or short-term capital gain or loss depending on the length of time the Participant held the Common Shares. The amount of the gain (or loss) will equal the excess (or deficiency) of the amount realized on the subsequent disposition less the Participant's tax basis in the Common Shares.

     The ordinary income a Participant is required to recognize on the exercise of a non-qualified share option will constitute wages for withholding and employment tax purposes. Accordingly, depending on the terms of a particular award, the Company will be required to either withhold from wages, or obtain payment from the Participant of the amount of required withholding and employment taxes.

     The foregoing discussion assumes that the Participant pays the exercise price in cash. Special rules apply to a Participant who exercises an incentive share option or a non-qualified share option by paying the exercise price, in whole or in part, by the transfer of Common Shares the Participant already owns.

     Federal Income Tax Treatment of Share Appreciation Rights. No income will be recognized by a Participant in connection with the grant of a SAR. When the SAR is exercised, the Participant generally will be required to include as a taxable ordinary income in the year of exercise an amount equal to the sum of the amount of cash received and the fair market value of any Common Shares received on the exercise. In the case of a recipient who is also an employee, any income recognized on exercise of a SAR will constitute wages for which withholding will be required. If the recipient receives Common Shares upon the exercise of a SAR, any gain or loss on the subsequent sale of such shares will be treated in the same manner as discussed above with respect to non-qualified share options.

     Federal Income Tax Treatment of Other Awards. Awards granted under the Option Plan that are settled in cash or Common Shares that are either transferable or not subject to a substantial risk of forfeiture are taxable as ordinary income in an amount equal to the cash or the fair market value of the shares received. Awards granted under the Option Plan that are settled in Common Shares that are subject to restrictions as to transferability or subject to a substantial risk of forfeiture are taxable as ordinary income in an amount equal to the fair market value of the shares received at the first time such shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier, unless the Participant makes an election under Section 83(b) of the Code. If a Section 83(b) election is made, the Participant must include in income the value of the shares as of the date the shares are transferred to such Participant.

     While the exercise of a non-qualified share option or SAR generally would entitle an employer to claim a federal income tax deduction equal to the amount of ordinary income recognized by the recipient, the Company believes that the grant of awards under the Option Plan will have minimal United States tax effects to the Company due to the Company's belief that the income of its principal subsidiary, Steiner Transocean Limited, will be foreign-source income, none of which will be effectively connected to a fixed place of business in the United States as a result of which such income would not be subject to United States taxation.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT OF AWARDS UNDER THE OPTION PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

2000 GRANTS UNDER THE OPTION PLAN

     The following table sets forth the number of Common Shares underlying share options granted under the Option Plan in 2000 to (i) each of the Named Executive Officers; (ii) all current executive officers as a group; (iii) each associate of any of the foregoing individuals; and (iv) all employees, including all current officers who are not executive officers, as a group (excluding options subsequently canceled), and the value of these options at December 31, 2000, based on the difference between the closing price per share of the Common Shares at that date ($14.00) and the exercise price of the corresponding options.

                                                              NUMBER OF
                                                                SHARES
                                                              UNDERLYING    VALUE OF
                                                               OPTIONS     OPTIONS(1)
NAME                                                             (#)          ($)
----                                                          ----------   ----------
Clive E. Warshaw............................................        --            --
Leonard I. Fluxman..........................................   500,000      $155,000
Amanda Jane Francis.........................................    33,750        10,463
Michele Steiner Warshaw.....................................        --            --
Sean C. Harrington..........................................    69,750        10,463
Robert Schaverein(2)........................................    20,750         6,433
Current executive officers as a group.......................   731,500       215,605
All other employees as a group..............................   377,777       117,111

---------------

(1) Options with an exercise price greater than $14.00 are considered to have no value for purposes of this table.
(2) Associate of Clive E. Warshaw and Michele Steiner Warshaw (son-in-law).

BENEFITS OF THE PLAN AMENDMENT

     The Company is unable to determine the dollar value or number of any share options or other awards that will be received as a result of the Plan Amendment by the Company's executive officers or other officers, employees or directors, who are not executive officers, because awards are made by the Compensation Committee on a discretionary basis.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PLAN AMENDMENT TO INCREASE THE NUMBER OF COMMON SHARES AVAILABLE FOR ISSUANCE UNDER THE OPTION PLAN FROM 3,500,000 TO 5,000,000. IF THE SHAREHOLDERS DO NOT APPROVE THE PLAN AMENDMENT, THE PLAN AMENDMENT WILL NOT GO INTO EFFECT AND THE BOARD OF DIRECTORS WILL CONSIDER WHETHER TO ADOPT AN ALTERNATIVE ARRANGEMENT BASED ON THE NEEDS OF THE COMPANY.

     PROPOSAL 3 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected Arthur Andersen as independent auditors of the Company for the fiscal year ending December 31, 2001, subject to ratification by the shareholders. Arthur Andersen served as the Company's independent auditors for the eight fiscal years ended December 31, 2000 and has provided tax advice to the Company since 1995. Steven J. Preston, who became a director of the Company on April 1, 1997, was a tax partner of Arthur Andersen through February 1997 and, prior to his departure, was the partner in charge of Arthur Andersen's engagement to provide tax advice to the Company.

     Although ratification by the shareholders of the appointment of independent auditors is not legally required, the Board of Directors believes that such action is desirable. If the appointment of Arthur Andersen is not ratified, the Board will seek other independent auditors. However, due to the difficulty and expense of making any change of auditors so long after the beginning of the current fiscal year, it is likely that the appointment would stand for 2001 unless the Audit Committee and the board found other good reason for making a change.

     A representative of Arthur Andersen will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions which the shareholders might have.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 2001 FISCAL YEAR.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matters that will be brought before the Annual Meeting. In the event that any other business is properly presented at the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

                       EXPENSE OF SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by telephone, telegram, facsimile or in person by directors, officers or employees of the Company, who will receive no additional compensation for such services. In addition, the Company will reimburse brokers and other shareholders of record for their expenses in forwarding proxy materials to beneficial owners.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Proposals that shareholders wish to have considered for inclusion in the proxy statement for the 2002 annual meeting of shareholders must be received by the Company on or before December 31, 2001. Shareholders are required to follow the procedure set forth in Rule 14a-8 of the Exchange Act. Proposals should be directed to the Corporate Secretary, c/o Steiner Management Services, LLC, 770 South Dixie Highway, Suite 200, Coral Gables, Florida 33146. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2002 annual meeting of shareholders (but not required to be included in our proxy statement) by March 16, 2002, or such proposal will be considered untimely under applicable Securities and Exchange Commission rules.

     The Company's Articles provide that for business to be properly brought before future annual meetings by a shareholder, in addition to other applicable requirements, the shareholder must be present at the meeting and written notice thereof must be received by the Company's Secretary not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"), or between February 4, 2002 and March 21, 2002. If the annual meeting is to be held more than 30 days before, or more than 60 days after the Anniversary Date, such notice must be received not later than the later of the 75th day prior to the annual meeting or the 10th day following the day on which the public announcement of the annual meeting date is first made by the Company. The shareholder's notice to the Company must include
(i) a brief description of the business to be brought before the meeting and the reasons therefor, (ii) the shareholder's name and address, as appearing in the Company's books, (iii) the number of shares beneficially owned by the shareholder and the names of any other beneficial owners of such shares, (iv) any material interest of the shareholder in such business, and (v) the names and addresses of other shareholders known by the shareholder to support such proposal and the numbers of shares beneficially owned by such other shareholders.

                                 ANNUAL REPORT

     A copy of the Company's 2000 Annual Report to Shareholders (consisting primarily of the Company's annual report on Form 10-K, without exhibits, for fiscal year 2000) is being mailed with this Proxy Statement to each shareholder entitled to vote at the Annual Meeting. Additional copies of the Annual Report or Form 10-K may be obtained, without charge, by any shareholder by writing or calling Carl S. St. Philip, Jr., Secretary, c/o Steiner Management Services, LLC, 770 South Dixie Highway, Suite 200, Coral Gables, Florida 33146, telephone
(305) 358-9002.

                                        By Order of the Board of Directors

                                        Carl S. St. Philip, Jr.
                                        Secretary

April 30, 2001

                                                                      APPENDIX A

                            STEINER LEISURE LIMITED

                            AUDIT COMMITTEE CHARTER

I. PURPOSE

     The Audit Committee is a committee of the Board of Directors. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established and the audit process. The independent auditor is ultimately accountable to the Audit Committee and the Board of Directors, as representatives of the shareholders. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement).

The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in Sections III-VI of this Charter.

II. COMPOSITION OF THE AUDIT COMMITTEE

     The Audit Committee shall consist of at least three directors, all of whom have no relationship to the Company that may interfere with the exercise of their independence from management and the Company, as determined by the Board of Directors. Each member of the Audit Committee shall meet the independence requirements set forth in Rule 4200(a)(14) (or qualify for an exemption under Rule 4460(d)(2)(B)) of the National Association of Securities Dealers Listing Standards, as applicable, and as may be modified or supplemented. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The members of the Audit Committee shall be elected by the Board of Directors. Unless a Chair is elected by the full Board of Directors, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership. The duties and responsibilities of a member of the Audit Committee are in addition to those duties of such member as a member of the Board of Directors.

III. CONTINUOUS ACTIVITIES -- GENERAL

     The Audit Committee shall:

     1. Provide an open avenue of communication between the independent auditor and the Company officer handling the internal audit function, if and when such officer positions is so appointed (the "Internal Audit Officer") of the Company and the Board of Directors.

     2. Meet four times per year, or more frequently as circumstances require. The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

     3. Take appropriate steps to confirm the independence of the independent auditor. With respect to the independence of the independent auditor, the Audit Committee shall:

          (a) Ensure that the independent auditor submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented;

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

          (b) Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and

          (c) Take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent auditor.

     4. Instruct the independent auditor that the Board of Directors and the Audit Committee are the independent auditor's clients.

     5. Review with the independent auditor and the Internal Audit Officer the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

     6. Inquire of management, the independent auditor and the Internal Audit Officer about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

     7. Consider and review with the independent auditor and the Internal Audit
Officer:

          (a) The adequacy of the Company's internal controls including computerized information system controls and security; and

          (b) Related findings and recommendations of the independent auditor and the Internal Audit Officer together with management's responses.

     8. Consider and review with management, the Internal Audit Officer and/or, as appropriate, the independent auditor:

          (a) Significant findings during the year, including the status of previous audit recommendations;

          (b) Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information;

          (c) Any changes required in the planned scope of the internal audit plan; and

          (d) The budget and staffing.

     9. Report periodically to the Board of Directors on significant results of the foregoing activities.

IV. CONTINUOUS ACTIVITIES -- RE: REPORTING SPECIFIC POLICIES

     The Audit Committee shall:

     1. Advise financial management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices including the following:

          (a) Selection of new or changes to accounting policies;

          (b) Estimates, judgments and uncertainties;

          (c) Unusual transactions; and

          (d) Accounting policies relating to significant financial statement items, including the timing of transactions and the period in which they were recorded.

     2. Provide that financial management and the independent auditor discuss with the Audit Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by management and, particularly, about the degree of aggressiveness or conservatism, as the case may be of its accounting principles and underlying estimates.

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

V. SCHEDULED ACTIVITIES

     The Audit Committee shall:

     1. Recommend the selection of the independent auditor for approval by the Board of Directors and, review the compensation of the independent auditor and review and approve any discharge of the independent auditor.

     2. Discuss with the independent auditor and the Internal Audit Officer the audit scope and plan of the independent auditor and the internal auditors.

     3. Review with management and the independent auditor the results of annual audits.

     4. Review annual filings with the SEC and other published documents containing the Company's financial statements and other published documents containing the Company's financial statements and consider whether to recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the SEC.

     5. Review the interim financial reports with management, the independent auditor and the Internal Audit Officer before those interim reports are released to the public or filed with the SEC or other regulators.

     6. Review any policies of the Company relating to compliance with the federal securities law and rules relating to financial record keeping and accounting.

     7. Describe in the Company's annual proxy statement the Audit Committee's composition and responsibilities.

     8. After December 15, 2000, include a report in the Company's annual proxy statement stating whether:

          (a) The Audit Committee reviewed and discussed the audited financial statements with management;

          (b) The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (as set forth in Article IV hereof), as may be modified or supplemented;

          (c) The Audit Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditor the independent auditor's independence; and

          (d) Based on the review and discussions referred to in paragraphs 9(a) through 9(c), the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

     9. Arrange for the independent auditor to be available to the full Board of Directors at least annually to help provide a basis for the Board of Directors to recommend the appointment of the independent auditor.

     10. Review and update, if appropriate, the Audit Committee Charter annually.

     11. Attach the Audit Committee Charter as part the Company's proxy statement once every three years.

VI. "WHEN NECESSARY" ACTIVITIES

     As may be necessary, the Audit Committee shall:

     1. Review and approve requests for any management consulting engagement in connection with the proposed correction of a deficiency in, or improvement of a functional area of the Company to be performed by the independent auditor and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

     2. Review with the Company's counsel, legal and regulatory matters that may have a material impact on the Company's financial statements.

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

     3. The Audit Committee is authorized to conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

     4. The Audit Committee is authorized to perform any other activities consistent with this Charter, the Company's Certificate of Incorporation or Bylaws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

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                                                                      APPENDIX B

                            STEINER LEISURE LIMITED

                              AMENDED AND RESTATED
                      1996 SHARE OPTION AND INCENTIVE PLAN

1. PURPOSE.

     The purpose of the Steiner Leisure Limited Amended and Restated 1996 Share Option and Incentive Plan (hereinafter referred to as this "Plan") is to (i) assist Steiner Leisure Limited (the "Company") in attracting and retaining highly qualified officers, key employees, directors and consultants for the successful conduct of its business; (ii) provide incentives and rewards for persons eligible for awards which are directly linked to the financial performance of the Company in order to motivate such persons to achieve long-range performance goals; and (iii) allow persons receiving awards to participate in the growth of the Company.

2. DEFINITIONS.

     2.1. "Board" means the Board of Directors of the Company.

     2.2. "Change in Control" A Change in Control of the Company shall be deemed to occur if any of the following circumstances have occurred after the closing of an initial public offering of the Shares:

          (i) any transaction as a result of which a change in control of the Company would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement, otherwise than through an arrangement or arrangements consummated with the prior approval of the Board;

          (ii) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (a) becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of more than 20% of the then outstanding voting securities of the Company, otherwise than through a transaction or transactions arranged by, or consummated with the prior approval of, the Board or (b) acquires by proxy or otherwise the right to vote for the election of directors, for any merger or consolidation of the Company or for any other matter or question, more than 20% of the then outstanding voting securities of the Company, otherwise than through an arrangement or arrangements consummated with the prior approval of the Board;

          (iii) during any period of 24 consecutive months (not including any period prior to the adoption of this Plan), Present Directors and/or New Directors cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence, "Present Directors" shall mean individuals who, at the beginning of such consecutive 24 month period, were members of the Board and "New Directors" shall mean any director whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who were Present Directors or New Directors;

          (iv) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act that is the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act of 20% or more of the then outstanding voting securities of the Company commences soliciting proxies; and

          (v) with respect to a particular Employee, there occurs a "change in control," as such term is defined under any employment agreement or service agreement between the Company or any direct or indirect subsidiary thereof and such Employee, entered into before or after the date of adoption of this Plan (a "Change in Control Agreement"), which provides for, upon such change in control, the acceleration of the vesting of Share Options or otherwise affects awards that may be made under this Plan; provided, however, that this Section 2.2.(v) applies only with respect to the award or awards accelerated, or otherwise affected by such change in control under such Change in Control Agreement.

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

     2.3. "Code" means the United States Internal Revenue Code of 1986, as currently in effect or hereafter amended.

     2.4. "Committee" means the committee appointed to administer this Plan in accordance with Section 4 of this Plan.

     2.5. "Disability" means "permanent and total disability" as defined in
Section 22(e)(3) of the Code.

     2.6. "Employee" means any employee of the Company or any direct or indirect subsidiary of the Company (a "Subsidiary"), including officers of the Company and any Subsidiary, as well as such officers who are also directors of the Company.

     2.7. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.8. "Exercise Payment" means a payment described in Section 8 upon the exercise of a Share Option.

     2.9. "Fair Market Value" unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any date, the mean of the high and low prices reported per Share on the applicable date (i) as quoted on the Nasdaq National Market or the Nasdaq Small Cap Market (each, a "Nasdaq Market") or (ii) if not traded on a Nasdaq Market, as reported by any principal national securities exchange in the United States on which it is then traded (or if the Shares have not been quoted or reported, as the case may be, on such date, on the first day prior thereto on which the Shares were quoted or reported, as the case may be), except that in the case of a Share Appreciation Right that is exercised for cash during the first three (3) days of the ten (10) day period set forth in Section 7.4 of this Plan, "Fair Market Value" means the highest daily closing price per Share as reported on such Nasdaq Market or exchange during such ten (10) day period. Notwithstanding the foregoing, if a Share Appreciation Right is exercised during the sixty (60) day period commencing on the date of a Change in Control, the Fair Market Value for purposes of determining the Share Appreciation shall be the highest of (i) the Fair Market Value per Share, as determined under the preceding sentence; (ii) the highest Fair Market Value per Share during the ninety (90) day period ending on the date of exercise of the SAR; (iii) the highest price per Share shown on
Schedule 13D or an amendment thereto filed pursuant to Section 13(d) of the Exchange Act by any person holding 20% of the combined voting power of the Company's then outstanding voting securities; or (iv) the highest price paid or to be paid per Share pursuant to a tender or exchange offer as determined by the Committee. If the Shares are not reported or quoted on a Nasdaq Market or a national securities exchange, its Fair Market Value shall be as determined in good faith by the Committee.

     2.10. "Incentive Share Option" or "ISO" means any Share Option granted to an Employee pursuant to this Plan which is designated as such by the Committee and which complies with Section 422 of the Code or any successor provision.

     2.11. "Non-qualified Share Option" means any Share Option granted to a Participant pursuant to this Plan which is not an ISO.

     2.12. "Option Price" means the purchase price of one Share upon exercise of a Share Option.

     2.13. "Performance Award" means an award described in Section 10 of this Plan.

     2.14. "Retirement" means retirement from employment by the Company or any Subsidiary by a Participant who has attained the normal retirement age under any applicable retirement plan (which is qualified under Section 401(a) of the Code) of the Company in which such Participant participates.

     2.15. "Restricted Shares" means Shares subject to restrictions on the transfer of such Shares, conditions of forfeitability of such Shares or any other limitations or restrictions as determined by the Committee.

     2.16. "Settlement Date" means, (i) with respect to any Share Appreciation Rights that have been exercised, the date or dates upon which cash payment is to be made to the Participant, or in the case of Share Appreciation Rights that are to be settled in Shares, the date or dates upon which such Shares are to be delivered to the Participant; (ii) with respect to Performance Awards, the date or dates upon which Shares are to be delivered to the Participant; (iii) with respect to Exercise Payments, the date or dates upon which payment thereof is to be made; and (iv) with respect to grants of Shares, including Restricted Shares, the date or dates upon which such Shares are to be delivered to the Participant, in each case determined in accordance with the terms of the grant (including any award agreement) under which any such award was made.

     2.17. "Share" or "Shares" means the common shares of the Company.

     2.18. "Share Appreciation" means the excess of the Fair Market Value per Share over the Option Price of the related Share, as determined by the Committee.

     2.19. "Share Appreciation Right" or "SAR" means an award that entitles a Participant to receive an amount described in Section 7.2.

     2.20. "Share Option" or "Option" means an award that entitles a Participant to purchase one Share for each Option granted.

3. PARTICIPATION.

     The participants in this Plan ("Participants") shall be those persons who are selected to participate in this Plan by the Committee and who are (i) Employees serving in managerial, administrative or professional positions, (ii) directors of the Company or (iii) consultants to the Company or any Subsidiary.

4. ADMINISTRATION.

     This Plan shall be administered and interpreted by a committee of two or more members of the Board appointed by the Board. Members of the Committee shall be "Non-Employee Directors" as that term is defined for purposes of Rule 16b-3(b)(3)(i) under the Exchange Act. All decisions and acts of the Committee shall be final and binding upon all Participants. The Committee shall: (i) determine the number and types of awards to be made under this Plan; (ii) set the Option Price, the number of Options to be awarded and the number of Shares to be awarded out of the total number of Shares available for award; (iii) establish any applicable administrative regulations to further the purpose of this Plan; (iv) approve forms of award agreements between a Participant and the Company; and (v) take any other action desirable or necessary to interpret, construe or implement the provisions of this Plan. Prior to the appointment of the Committee by the Board, or if the Committee shall not be in existence at any time during the term of this Plan, this Plan shall be administered and interpreted by the Board and, in such case, all references to the Committee herein shall be deemed to refer to the Board.

5. AWARDS.

     5.1. Form of Awards. Awards under this Plan may be in any of the following forms (or a combination thereof): (i) Share Options; (ii) Share Appreciation Rights; (iii) Exercise Payment rights; (iv) grants of Shares, including Restricted Shares; or (v) Performance Awards. The Committee may require that any or all awards under this Plan be made pursuant to an award agreement between the Participant and the Company. Such award agreements shall be in such form as the Committee may approve from time to time. The Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may deem appropriate.

     5.2. Maximum Amount of Shares Available. The total number of Shares (including Restricted Shares, if any) granted, or covered by Options granted, under this Plan during the term of this Plan shall not exceed 5,000,000. Solely for the purpose of computing the total number of Shares optioned or granted under this Plan, there shall not be counted any Shares which have been forfeited and any Shares covered by Options which, prior to such computation, have terminated in accordance with their terms or have been canceled by the Participant or the Company.

     5.3. Adjustment in The Event of Recapitalization, Etc.In the event of any change in the outstanding Shares of the Company by reason of any share split, share dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to the shareholders, the Committee shall make such equitable adjustments in the number of Shares and prices per Share applicable to Options then outstanding and in the number of Shares which are available thereafter for Option awards or other awards, both under this Plan as a whole and with respect to individuals, as the Committee determines are necessary and appropriate. Any such adjustment shall be conclusive and binding for all purposes of this Plan.

6. SHARE OPTIONS.

     6.1. Grant of Award. The Company may award Options to purchase Shares, including Restricted Shares (hereinafter referred to as "Share Option Awards") to such Participants as the Committee authorizes and under such terms as the Committee establishes. The Committee shall determine with respect to each Share Option Award, and designate in the grant whether a Participant is to receive an ISO or a Non-qualified Share Option.

     6.2. Option Price. The Option Price per Share subject to a Share Option Award shall be specified in the grant, but, to the extent any Share Option is an Incentive Share Option, the Option Price in no event shall be less than the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, if the Participant to whom an ISO is granted owns, at the time of the grant, more than ten percent (10%) of the combined voting power of the Company, the Option Price per Share subject to such grant shall be not less than one hundred ten percent (110%) of the Fair Market Value.

     6.3. Terms of Option. A Share Option that is an ISO shall not be transferable by the Participant other than as permitted under Section 422 of the Code or any successor provision, and, during the Participant's lifetime, shall be exercisable only by the Participant. Non-qualified Share Options may be subject to such restrictions on transferability and exercise as may be provided for by the Committee in the terms of the grant thereof. A Share Option shall be of no more than ten (10) years' duration, except that an ISO granted to a Participant who, at the time of the grant, owns Shares representing more than ten percent (10%) of the combined voting power of the Company shall by its terms be of no more than five (5) years' duration. A Share Option by its terms shall vest in a Participant to whom it is granted and be exercisable only after the earliest of: (i) such period of time as the Committee shall determine and specify in the grant, but, with respect to Employees, in no event less than one
(1) year following the date of grant of such award; (ii) the Participant's death; or (iii) a Change in Control.

     6.4. Exercise of Option. A Non-qualified Share Option is only exercisable by a Participant who is an Employee while such Participant is in active employment with the Company or a Subsidiary or within thirty (30) days after termination of such employment, except (i) during the three-year period after a Participant's death, Disability or Retirement; (ii) during a three-year period commencing on the date of a Participant's termination of employment by the Company or a Subsidiary other than for cause; (iii) during a three-year period commencing on the date of termination, by the Participant or the Company or a Subsidiary, of employment after a Change in Control unless such termination of employment is by the Company or a Subsidiary for cause; or (iv) if the Committee decides that it is in the best interest of the Company to permit other exceptions. A Non-qualified Share Option may not be exercised pursuant to this paragraph after the expiration date of the Share Option.

     An ISO is only exercisable by a Participant while the Participant is in active employment with the Company or a Subsidiary or within thirty (30) days after termination of such employment, except (i) during a one-year period after a Participant's death, where the Option is exercised by the estate of the Participant or by any person who acquired such Option by bequest or inheritance;
(ii) during a three-month period commencing on the date of the Participant's termination of employment other than due to death, a Disability or by the Company or a Subsidiary other than for cause; or (iii) during a one-year period commencing on the Participant's termination of employment on account of Disability. An ISO may not be exercised pursuant to this paragraph after the expiration date of the Share Option.

     An Option may be exercised with respect to part or all of the Shares subject to the Option by giving written notice to the Company of the exercise of the Option. The Option Price for the Shares for which an Option is exercised shall be paid on or within ten (10) business days after the date of exercise in cash (by certified or bank cashier's check), in whole Shares owned by the Participant prior to exercising the Option, in a combination of cash and such Shares or on such other terms and conditions as the Committee may approve. The value of any Share delivered in payment of the Option Price shall be its Fair Market Value on the date the Option is exercised.

     6.5. Limitation Applicable to ISOs. The aggregate Fair Market Value, determined as of the date the related Share Option is granted, of all Shares with respect to which an ISO is exercisable for the first time by a Participant in any one calendar year, under this Plan or any other share option plan maintained by the Company, shall not exceed $100,000.

7. SHARE APPRECIATION RIGHTS.

     7.1. General. The Committee may, in its discretion, grant SARs to Participants who have received a Share Option Award. The SARs may relate to such number of Shares, not exceeding the number of Shares that the Participant may acquire upon exercise of a related Share Option, as the Committee determines in its discretion. Upon exercise of a Share Option by a Participant, the SAR relating to the Share covered by such exercise shall terminate. Upon termination or expiration of a Share Option, any unexercised SAR related to that Option shall also terminate. Upon exercise of SARs, such rights and the related Share Options, to the extent of an equal number of Shares shall be surrendered to the Committee, and such SARs and the related Share Options shall terminate.

     7.2. Award. Upon a Participant's exercise of some or all of the Participant's SARs, the Participant shall receive an amount equal to the value of the Share Appreciation for the number of SARs exercised, payable in cash, Shares, Restricted Shares, or a combination thereof, at the discretion of the Committee.

     7.3. Form of Settlement. The Committee shall have the discretion to determine the form in which payment of an SAR will be made, or to permit an election by the Participant to receive cash in full or partial settlement of the SAR. Unless otherwise specified in the grant of the SAR, if a Participant exercises an SAR during the sixty (60) day period commencing on the date of a Change in Control, the form of payment of such SAR shall be cash, provided that such SAR was granted at least six (6) months prior to the date of exercise, and shall be Shares if such SAR was granted six (6) months or less prior to the date of the exercise. Settlement for exercised SARs may be deferred by the Committee in its discretion to such date and under such terms and conditions as the Committee may determine.

     7.4. Restrictions on Cash Exercise. Except in the case of an SAR that was granted at least six (6) months prior to exercise and is exercised for cash during the sixty (60) day period commencing on the date of the Change in Control, any election by a Participant to receive cash in full or partial settlement of the SAR, as well as any exercise by a Participant of the Participant's SAR for such cash, shall be made only during the period beginning on the third business day following the date of release of the quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

     7.5. Restrictions. An SAR is only vested, exercisable and transferable during the period when the Share Option to which it is related is also vested, exercisable and transferable, respectively. If the Participant is a person subject to Section 16 of the Exchange Act, the SAR may not be exercised within six (6) months after the grant of the related Share Option, unless otherwise permitted by law.

8. EXERCISE PAYMENTS.

     The Committee may grant to Participants holding Share Options the right to receive payments in connection with the exercise of a Participant's Share Options ("Exercise Payments") relating to such number of Shares covered by such Share Options, and subject to such restrictions and pursuant to such other terms as the Committee may determine. Exercise Payments shall be in an amount determined by the Committee in its discretion, which amount shall not be greater than 60% of the excess of the Fair Market Value (as of the date of exercise) over the Option Price of the Shares acquired upon the exercise of the Option. At the discretion of the Committee, the Exercise Payment may be made in cash, Shares, including Restricted Shares, or a combination thereof.

9. GRANTS OF SHARES.

     9.1. Awards. The Committee may grant, either alone or in addition to other awards granted under this Plan, Shares (including Restricted Shares) to such Participants as the Committee authorizes and under such terms (including the payment of a purchase price) as the Committee establishes. The Committee, in its discretion, may also make a cash payment to a Participant granted Shares or Restricted Shares under this Plan to allow such Participant to satisfy tax obligations arising out of receipt of such Shares or Restricted Shares.

     9.2. Restricted Share Terms. Awards of Restricted Shares shall be subject to such terms and conditions as are established by the Committee. Such terms and conditions may include, but are not limited to, the requirement of continued service with the Company, achievement of specified business objectives and other measurements of individual or business unit performance, the manner in which such Restricted Shares are held, the extent to which the holder of such Restricted Shares has rights of a shareholder and the circumstances under which such Restricted Shares shall be forfeited. The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares received pursuant to this Section 9 prior to the date on which any applicable restriction established by the Committee lapses. The Participant shall have, with respect to Restricted Shares, all of the rights of a shareholder of the Company, including the right to vote the Restricted Shares and the right to receive any dividends, unless the Committee shall otherwise provide in the grant of such Restricted Shares. Restricted Shares may not be sold or transferred by the Participant until any restrictions that have been established by the Committee have lapsed. Upon the termination of employment of a Participant who is an Employee during the period any restrictions are in effect, all Restricted Shares shall be forfeited without compensation to the Participant unless otherwise provided in the grant of such Restricted Shares.

10. PERFORMANCE AWARDS.

     The Committee may grant, either alone or in addition to other awards granted under this Plan, awards of Shares based on the attainment, over a specified period, of individual performance targets or other parameters to such Participants as the Committee authorizes and under such terms as the Committee establishes. Performance Awards shall entitle the Participant to receive an award if the measures of performance established by the Committee are met. The Committee, shall determine the times at which Performance Awards are to be made and all conditions of such awards. The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares received pursuant to this Section 10 prior to the date on which any applicable restriction or performance period established by the Committee lapses. Performance Awards may be paid in Shares, Restricted Shares or other securities of the Company, cash or any other form of property that the Committee shall determine. Unless otherwise provided in the Performance Award, a Participant who is an Employee must be an Employee at the end of the performance period in order to receive a Performance Award, unless the Participant dies, has reached Retirement or incurs a Disability or under such other circumstances as the Committee may determine.

11. GENERAL PROVISIONS.

     11.1. Any assignment or transfer of any awards granted under this Plan may be effected only if such assignment or transfer does not violate the terms of the award.

     11.2. Nothing contained herein shall require the Company to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant for any year.

     11.3. Participation in this Plan shall not affect the Company's right to discharge a Participant or constitute an agreement of employment between a Participant and the Company.

     11.4. This Plan shall be interpreted in accordance with, and the enforcement of this Plan shall be governed by, the laws of The Bahamas, subject to any applicable United States federal or state securities laws.

     11.5. The headings preceding the text of the sections of this Plan have been inserted solely for convenience of reference and do not affect the meaning or interpretation of this Plan.

12. AMENDMENT, SUSPENSION OR TERMINATION.

     12.1. General Rule. Except as otherwise required under applicable rules of a Nasdaq Market or a securities exchange or other market where the securities of the Company are traded or applicable law, the Board may suspend, terminate or amend this Plan, including, but not limited to, such amendments as may be necessary or desirable resulting from changes in the United States federal income tax laws and other applicable laws, without the approval of the Company's shareholders or Participants; provided, however, that no such action shall adversely affect any awards previously granted to a Participant without the Participant's consent.

     12.2. Compliance With Rule 16b-3.  With respect to any person subject to
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the requirements of Rule 16b-3 under the Exchange Act, as applicable during the term of this Plan. To the extent that any provision of this Plan or action of the Committee or its delegates fail to so comply, it shall be deemed null and void.

13. EFFECTIVE DATE AND DURATION OF PLAN.

     This Plan shall be effective on August 15, 1996. No award shall be granted under this Plan subsequent to August 15, 2006.

14. TAX WITHHOLDING.

     The Company shall have the right to (i) make deductions from any settlement of an award, including delivery or vesting of Shares, or require that Shares or cash, or both, be withheld from any award, in each case in an amount sufficient to satisfy withholding of any foreign, federal, state or local taxes required by law or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding shall be satisfied and may permit Shares (rounded up to the next whole number) to be used to satisfy required tax withholding based on the Fair Market Value of such Shares as of the Settlement Date of the applicable award.

                              [FORM OF PROXY CARD]

                             STEINER LEISURE LIMITED
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                                     FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 4, 2001

         The undersigned hereby appoints Leonard I. Fluxman and Clive E. Warshaw, and each of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated on the reverse side, all of the common shares of Steiner Leisure Limited held of record by the undersigned on April 25, 2001 at the Annual Meeting of Shareholders to be held on June 4, 2001, and any adjournments or postponements thereof, for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS RETURNED WITHOUT DIRECTION BEING GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE DIRECTORS NAMED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE NAMED PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

            (IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE)
                                SEE REVERSE SIDE

                 Please Detach and Mail in the Envelope Provided
                 [X] Please mark your votes as in this example

                    The Board of Directors recommends a vote
       FOR the election of Charles D. Finkelstein and Jonathan D. Mariner,
                        FOR Proposal 2 and FOR Proposal 3


                                                                           Withhold
                                                      Vote for          Authority for
                                                  Nominees Listed      Nominees Listed      Nominees:
                                                      at Right             at Right         Charles D. Finkelstein
                                                                                            Jonathan D. Mariner

1.   Election of Class II Directors.                    [ ]                  [ ]
     (INSTRUCTION:  YOU MAY WITHHOLD
     AUTHORITY TO VOTE FOR AN INDIVIDUAL
     NOMINEE BY LINING THROUGH THE NAME OF
     THE NOMINEE)

                                                        FOR                AGAINST                   ABSTAIN
2.   Approval of Amendment to the                       [ ]                  [ ]                       [ ]
     Amended and Restated 1996 Share
     Option and Incentive Plan to increase
     the number of Common Shares available
     under the plan from 3,500,000 to 5,000,000.        FOR                AGAINST                   ABSTAIN
                                                        [ ]                  [ ]                       [ ]

3.   Ratification of the appointment of
     Arthur Andersen LLP as independent
     auditors for the 2001 fiscal year.

4.   In their discretion, the proxies are
     authorized to vote upon such other
     business as may properly come before
     the meeting.



The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment or postponement thereof. The signer hereby acknowledges the receipt of the Notice of Annual Meeting and Proxy Statement.

                                                                                     I will attend the meeting

                                                                                                [ ]

                                                                                   I will not attend the meeting

                                                                                                [ ]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.


--------------------------------------------------------------------------------------------------------------------
                            Signature                                                           Date


--------------------------------------------------------------------------------------------------------------------
                   Signature, if held jointly                                                   Date


NOTE: Please sign exactly as your name appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
             If held jointly, both parties must sign and date.
